Exhibit 99.1

VF Corporation Announces Chief Executive Officer Transition

•     Benno Dorer Appointed Interim President and Chief Executive Officer

•     Steve Rendle Retires as Chairman, President and Chief Executive Officer

•     VF Board of Directors Initiates Search for Permanent Successor

DENVER – December 5, 2022 – VF Corporation (NYSE: VFC) today announced that Benno Dorer, Lead Independent Director of the VF Board of Directors, has been named Interim President and Chief Executive Officer, effective immediately. Richard Carucci, a director on the Board since 2009, will serve as Interim Chairman of the Board.

Dorer’s appointment follows Steve Rendle’s decision to retire from his position as Chairman, President and Chief Executive Officer. The company has commenced a search for a permanent Chief Executive Officer and has retained a leading executive search firm to support its evaluation of internal and external candidates.

“The Board thanks Steve for his many contributions and leadership during his nearly six years as CEO and nearly 25 years with VF,” said Dorer. “Steve’s commitment to the business, passion for building strong brands and focus on culture have helped VF evolve our portfolio of strong active-lifestyle brands and establish VF as a purpose-led company. We wish Steve well in his future endeavors.”

Dorer continued, “VF has iconic brands in attractive growth categories, deep relationships with consumers and customers, and significant competitive advantages as a portfolio company. I look forward to working closely with the Board and VF’s Executive Leadership Team to drive profitable growth across our portfolio while the Board identifies the right leader for the company’s next chapter.”

Carucci said, “We are fortunate to have Benno lead VF while the Board conducts a search for a permanent CEO. He knows VF extremely well and has an excellent track record of generating strong business results in a global consumer portfolio business.”

“It has been an honor to lead VF as CEO over the last five years,” said Rendle. “I depart with the deepest gratitude for the extremely talented and dedicated global team at VF. I remain as confident as ever in VF’s tremendous potential and look forward to watching the company’s continued success.”

FY23 Financial Outlook

VF is revising its FY23 outlook largely to reflect the impact of weaker than anticipated consumer demand across its categories, primarily in North America, which is resulting in a more elevated than expected promotional environment as well as order cancellations in the wholesale channel to manage trade inventories. Also impacting the outlook, but to a lesser degree, are the higher than expected impacts from inflation on consumer discretionary spending in Europe and ongoing COVID-19 related disruption in China.

VF now expects total revenue growth in the second half of FY23 to be modestly lower than previously outlined, with revenue for the full year expected to increase 3% to 4% in constant dollars (excluding the impact of translating foreign currencies into U.S. dollars), compared to the previous guidance of up 5% to 6% in constant dollars. The promotional environment, primarily in North America, and SG&A deleverage from lower volumes are expected to impact profitability in the near term. Adjusted diluted EPS for the full year is now expected to be $2.00 to $2.20, versus $3.18 in the prior year and compared to the previous outlook of $2.40 to $2.50. Adjusted amounts exclude transaction and deal related activities, costs related to specified strategic business decisions, noncash impairment charges, and a pension settlement charge.

VF remains committed to its FY27 long-term targets and capital allocation priorities, as outlined during its recent Investor Day on September 28, 2022, and is focused on executing against its strategy in order to drive strong long-term shareholder value and on improving near-term performance.

About Benno Dorer

Benno Dorer joined the VF Board in 2017 and has served as the Lead Independent Director since 2021. He is a member of the Board of Directors of Origin Materials, Inc. He served as Executive Chair of the Board of The Clorox Company from September 2020 to February 2021, Chief Executive Officer of Clorox from November 2014 to September 2020 and Chairman of the Board of Clorox from August 2016 to September 2020. Prior to his role as CEO, Mr. Dorer served as Executive Vice President and Chief Operating Officer of Clorox from January 2013 through November 2014, and in various Senior Vice President and General Manager roles before that. Prior to joining Clorox in 2005, he worked for The Procter & Gamble Company in various marketing and sales roles in the U.S. and Europe since 1990.

About VF

Founded in 1899, VF Corporation is one of the world’s largest active-lifestyle companies which connects people to the activities and experiences they cherish most through a portfolio of outdoor, active, workwear and streetwear brands including Vans®, The North Face®, Timberland®, and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF’s ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the recent impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflict in Ukraine; changes to laws and regulations; adverse or unexpected weather conditions; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on environmental, social and governance issues; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:

Allegra Perry

ir@vfc.com

Media Contact:

Colin Wheeler

corporate_communications@vfc.com